UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 900 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

As previously announced, on March 3, 2025, Jamf Holding Corp., a Delaware corporation (“Jamf”), entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among Jamf, JAMF Software, LLC (the “Buyer”), a Minnesota limited liability company and wholly-owned subsidiary of Jamf, the members of Identity Automation Systems, LLC, a Delaware limited liability company (“Identity Automation”), set forth in the Purchase Agreement (the “Sellers”), and Spotlight Equity Partners, LLC, a Delaware limited liability company, solely in its capacity as the representative of the Sellers, pursuant to which, among other things, the Sellers agreed to sell all the issued and outstanding membership interests of Identity Automation to Buyer (the “Transaction”).

On April 1, 2025, pursuant to the Purchase Agreement, Buyer completed the Transaction and Jamf issued a press release April 1, 2025 announcing the consummation of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: April 2, 2025	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer